Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 23, 2024, with respect to the consolidated financial statements of Energy Fuels Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

Denver, Colorado
April 10, 2024